                                                                  Exhibit 10.20



This Agreement made this      day of February 1997, at Montreal, Quebec.


AMONG: CLINTRIALS BIORESEARCH LTD., a corporation incorporated under the laws of Quebec ("ClinTrials");


AND: BIO-RESEARCH LABORATORIES LTD., a corporation incorporated under the laws of Quebec ("BioResearch");


AND: NORAH K. TAYLOR, chartered accountant, residing and domiciled in the district of Montreal, province of Quebec (the "Custodian").

            WHEREAS Bio-Research established an employee benefit plan (the "Plan") for certain of its employees by way of an agreement dated December 30, 1983;

            WHEREAS the Custodian is the current custodian of the Plan;

            WHEREAS substantially all of the assets of Bio-Research were acquired by ClinTrials effective July 24, 1996 and the participants in the Plan ceased to work for Bio-Research and commenced to work for ClinTrials as at that date;

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1. Bio-Research and ClinTrials hereby acknowledge and agree that Bio Research has assigned and transferred to ClinTrials, and ClinTrials has accepted and assumed from Bio-Research, all rights, responsibilities, and obligations of the employer in regard to the Plan, the whole pursuant to that certain General Conveyance of Assets made as of July 24, 1996 by and among ClinTrials, Bio-Research and ClinTrials Research Inc., a copy of which is attached hereto. For greater certainty, the parties hereto acknowledge that Connaught BioSciences Inc. (formerly CDC Life Sciences Inc.) is not, and has not been since December 1989, a participating employer in the Plan.

2. The previous Schedule A to the Plan, listing the participants therein, is repealed and replaced by the attached Schedule A.

3.          All other provisions of the Plan remain unchanged.

4. The preamble shall form a part of this agreement as if recited herein at length.

5. Les parties aux presentes ont exigees que cette convention soit redigee en anglais; the parties hereto have required that this agreement be written in English.

IN WITNESS WHEREOF, the parties have signed, this      day of February, 1997.



                                        CLINTRIALS BIORESEARCH LTD.


                                        Per: /s/ W. O'Neil
                                            ------------------------------



                                        BIO-RESEARCH LABORATORIES LTD.



                                        Per: /s/ M. Ankcorn
                                            ------------------------------



                                        PwC



                                        /s/ Norah K. Taylor
                                        ---------------------------------
                                        NORAH K. TAYLOR

MEMORANDUM OF AGREEMENT entered into at Montreal, the 30th day of December, 1983


AMONGST: CDC LIFE SCIENCES INC., a corporation duly constituted according to law, having an office and place of business in the City of Toronto, Province of Ontario, herein acting and represented by MICHAEL ANKCORN, one of its directors, duly authorized as he so declares (hereinafter called "CDC")


AND: BIO-RESEARCH LABORATORIES INC., a corporation duly constituted according to law, having an office and place of business in the Town of Senneville, Province of Quebec, herein acting and represented by MICHAEL ANKCORN, its president, duly authorized as he so declares (hereinafter called the "Laboratories")

                                        (CDC and Laboratories are sometimes
                                        hereinafter called the "Employers")


AND: STUART H. COBBETT, advocate, residing at 422 Roslyn Avenue, Westmount, Quebec, H3Y 2T5 (hereinafter called the "Custodian")


            WHEREAS the Employers wish to create an Employee Benefit Plan, as such expression is defined in the Income Tax Act of Canada, for the benefit of certain of their employees;


            NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:


1.          Definitions

            As used in this agreement, the following words and phrases shall have the meanings set forth below:

      a) "Contributions" shall mean the contributions made from time to time by the Employers or either one of them to the Custodian, pursuant to this agreement, for the account of one or more Employees;

      b) "Distribution Date" with respect to any particular Employee shall mean the earliest of:

                                                                              2.

            i) the date on which such Employee ceases to be an employee of the Employers or either one of them;

            ii)   the date of the death of such Employee; or

            iii)  such other date prior to the dates stipulated in subparagraphs
                  i) or ii) above as the Custodian, in his sole and absolute discretion, may determine.

      c) "Employees" shall mean the individuals listed in Schedule "A" hereto, as the same may be amended from time to time by way of supplemental agreement between the Employers and the Custodian, and who shall have signified their acceptance of the terms and conditions of this agreement; "Employee" shall mean anyone of such individuals;

      d) "Employee's Pro Rata Share", with respect to any particular Employee, shall mean the amount of the Funds which bears the same proportion to the aggregate of the Funds as the Contributions allocated to the account of such Employee by the Custodian pursuant to articles 3.5 and 3.6 bears to the aggregate of the Contributions;

      e) "Employee's Pro Rata Income", with respect to any particular Employee, shall mean that amount of the Net Annual Income which bears the same proportion to the aggregate Net Annual Income as the aggregate of the Contributions allocated to the account of such Employee by the Custodian hereof bears to the aggregate of the Contributions, subject however to article 4.2;

      f) "Funds" shall mean all Contributions held by the Custodian pursuant to this agreement, and any property which the Custodian may purchase with or obtain in exchange or in replacement of the said Contributions or Funds, as well as property representing the same;

      g) "Income" shall mean all the income received by the Custodian which arises or is derived from the Funds as well as all Income arising or derived from the investment of any such Income;

      h) "Net Annual Income" shall mean the Income for a calendar year less all expenses incurred during such period in earning same, including expenses provided for hereunder;

      i) "Plan" shall mean the Employee Benefit Plan constituted under this agreement;

      j) "Specified Corporation" shall mean a corporation a majority of the voting shares of which are beneficially owned by an Employee;


2.          Purpose

2.1 This Plan is created for the sole purpose of benefiting the Employees, in accordance with its terms. Save as may be expressly provided herein, in no event shall any part

                                                                              3.


of the Funds or the Income be paid to the Employers or be used for any purpose whatsoever other than the exclusive benefit of the Employees.

2.2 The Plan constituted hereunder and the Contributions made by the Employers are and remain irrevocable and for greater certainty, it is hereby declared that the Employers have no right to intervene in the administration or decisions of the Custodian hereunder. The Custodian shall hold such Contributions and the Funds on behalf of the Employees.


3.          Contributions

3.1 The Employers or either one of them may, from time to time, make Contributions to the Plan at such time, in such amount and in such manner as they deem appropriate. Nothing herein contained shall be construed so as to require an Employer to make arty Contributions.

3.2 All Contributions shall be made to the Custodian in lawful currency of Canada, in cash or by cheque, and not in kind.

3.3 Contributions made to the Custodian shall be subject to the terms and conditions herein set forth and held by him in accordance with such terms and conditions.

3.4 Contributions may be made for the benefit of any one of the Employees or such of them as the Employer making same shall specify in writing to the Custodian at the time of making such Contribution(s).

3.5 The Custodian shall maintain a separate account in the name of each Employee and shall credit all Contributions made for the benefit of the Employee to his account.

3.6 Any Contribution made to the Custodian by an Employer, which is not specified at such time as it is made to have been made for the benefit of one or more of the Employees, shall be deemed to have been made for the benefit of all the Employees and shall be allocated by the Custodian equally to the accounts of all of them.


4.          Allocation and Payment of Benefits

4.1. The Custodian shall invest and keep invested the Funds in accordance with all the terms hereof. As of December 31 of each year, all Income for such year shall be credited, and all expenses shall be charged, to the various accounts maintained by the Custodian for the Employees. Subject to the provisions of article 4.2, such credit and charges shall be made to each Employee's account in accordance with the Employee's Pro Rata Share.

4.2 Notwithstanding the provisions of article 4.1, should the Contributions allocated to the account of an Employee be used by the Custodian to purchase shares of a Specified Corporation of the Employee, then the amount of the Contributions used to purchase such shares shall be deducted from both the Contributions allocated to such Employee's account and the aggregate of the Contributions for purposes of calculating the Employee's Pro Rata Income.

4.3 The Custodian shall pay the Employee's Pro Rata Income determined in accordance with the provisions of articles 4.1 and 4.2 above, in such manner as he shall in his

                                                                              4.


absolute discretion consider advisable from time to time, but in any event before December 31 of any calendar year in which such Income is received.

4.4 Within one hundred and twenty (120) days (the "Distribution Period") following the relevant Distribution Date, the Custodian shall make over, transfer and deliver to an Employee or in the event of his death, to his legal representatives, one half of the Employee's Pro Rata Share and the Employee's Pro Rata Income to which he may be entitled, in full and complete ownership; payment of the balance of the Employees's Pro Rata Share and (if any) of the Employees's Pro Rata Income shall be made not later than the thirtieth business day of the calendar year following the year in which the payment of the said one-half was made. The Custodian shall have the right, in his sole and absolute discretion, to pre-pay in whole or in part all or any amounts owing to the Employee. Upon payment of all amounts to the Employee, the Custodian shall have no further obligations to such Employee. Provided always, however, that in the event of death of an Employee, the Distribution Period shall be extended, if necessary, until 30 days following the date upon which the Custodian shall have received all necessary clearances and/or certificates under relevant tax (including succession duty) legislation.

4.5 Notwithstanding anything herein contained, the Custodian may, in his sole and absolute discretion, at any time and from time to time before the Distribution Date, pay to an Employee a part of the Employee's Pro Rata Share.

4.6 Notwithstanding anything herein contained, in the event that all or any part of the Contributions allocated to the account of an Employee by the Custodian shall have been used by the Custodian to purchase shares in the capital stock of the Specified Corporation of the Employee, then, at the Distribution Date, the Custodian may, in his sole and absolute discretion, discharge the payment of all or any part of the Employee's Pro Rata Income by delivery of such shares. For the purpose of this agreement, the amount allocated to the value of such shares at any time, and from time to time, including at the Distribution Date, shall be the subscription price for such shares, irrespective of any increase or decrease in the actual or market value of such shares.

4.7 The Custodian may make any payment for any person under the age of eighteen (18) years to a parent or guardian of such person or to anyone to whom the Custodian in his absolute discretion considers it advisable to make such payment, and the receipt of such person shall be sufficient discharge to the Custodian.

4.8 The Funds, or any part thereof, as well as the Income, shall not be liable to seizure for any debts or obligations of any nature whatever incurred by an Employee; and an Employee's Pro Rata Share and Employee's Pro Rata Income may not be validly assigned, anticipated or otherwise affected by any Employee.

4.9 Subject to the provisions hereof, an Employee's Pro Rata Share and an Employee's Pro Rata Income are the property of the Employee and are "propres" and personal to each Employee, without regard to his matrimonial regime or to the matrimonial regime which may hereafter apply to any Employee and to any spouse of the Employee and shall not form part of any community of property or partnership of acquests.

4.10 The Funds may be held collectively for all the Employees, with no physical division thereof until such time as distribution is actually made by the Custodian or may be held individually, with physical division, as the Custodian shall, in his sole and absolute discretion, deem appropriate.

                                                                              5.


5.          Powers of Custodian

5.1 Without intending hereby to limit the powers and authority which he would otherwise have by law, the Custodian shall have the following powers and authority which he may exercise in his sole and absolute discretion whenever and as often as he shall deem advisable until the final distribution of the Funds and the Income in accordance with the provisions hereof, without application to or approval by any court and without the consent of the Employers or the
Employees:

      a) To be seized of, realize, receive and recover the whole of the Funds and, subject to the provisions of subparagraph (b) hereof, to sell, lease, alienate, exchange or otherwise dispose of or deal with, the whole or any part or parts of the Funds, in such manner and at such prices or in exchange for such property, moveable or immoveable, and upon such terms and conditions as the Custodian shall, in his sole and, absolute discretion, see fit and proper;

      b) To invest, reinvest and exchange the Funds and/or any part or parts thereof in property and investments of the following types:

            (i) investments of the kind described in article 981(0) of the Quebec Civil Code; and/or

            (ii)  shares or other securities of a Specified Corporation.

            The Custodian shall not be held responsible for any loss that may result from any such investment made by him in good faith.

      c) To borrow money from time to time, with or without interest, from any person, for the purposes of this Plan, and should the Custodian deem it necessary or advisable, without security or upon hypothecary or any other security on any of the Funds, whether moveable or immoveable, real or personal; to receive the money so borrowed and to deal with such monies as property forming part of the Funds and to repay the capital of the monies so borrowed, with interest thereon, as applicable, out of the Funds, at such time and on such terms as may be contained in any deed or agreement of loan;

      d) To make such expenditures as the Custodian shall deem appropriate, in his sole and absolute discretion, in connection with the repair, improvement, building or re-building of any property, moveable or immoveable, real or personal, forming part of the Funds and to charge to the Funds such expenditures as the Custodian alone shall consider just and proper;

      e) To compromise, settle, discharge, waive or renounce any claim or claims at any time due to or by the Custodian hereunder, for such consideration or without consideration and upon such terms and conditions as the Custodian alone may, in his sole and absolute discretion, deem advisable and proper;

      f) To release any property, in whole or in part, on which any hypothec, mortgage, lien or other charge is held by the Custodian hereunder, for such consideration or without consideration, as the Custodian alone may, in his sole and absolute discretion, deem advisable and proper;

                                                                              6.


      g) To sign any and all deeds, documents and other instruments in writing, of any nature whatsoever, which may at any time and from time to time be necessary or expedient in and about the execution of this agreement and the administration of the Funds, and generally to act with the fullest powers in the execution and administration of this Fund and of the Funds;

      h) To vote in person or by proxy upon the securities held by him and to delegate his discretionary powers in respect thereof, to exercise options, conversions, privileges or rights to subscribe for or to purchase additional securities attaching or accruing to any securities held by him, and to make payment thereof from the Funds; to consent to or participate in dissolutions, reorganizations, amalgamations, mergers or sales affecting securities held by him and, in such connection, to delegate his discretionary powers and pay assessments, subscriptions and other charges from the Funds;

      i) To deposit any cash balances in the hands of the Custodian at any time in any bank or trust company or other financial institution accepting deposits and generally to carry out any and all banking transactions, including withdrawals from any of the accounts maintained by the Custodian;

      j) To engage in transactions with the Employers or with any Employee, provided that such transactions are on the same basis as might reasonably be negotiated with a third party;

      k) To form, as applicable, separate shares or portions from the Funds, without the intervention or consent of any Employee being required; and the decision of the Custodian in respect of such separate shares or portions and the formation and the composition thereof shall be final and binding and the Custodian shall have the same powers, authority and discretion in respect of any property forming part of such separate shares or portions as he would have in respect of the Funds as a whole;

      l) To make any election, determination or designation pursuant to the Income Tax Act of Canada and pursuant to any equivalent provincial tax legislation as the Custodian may, in his sole and absolute discretion, deem to be in the best interest of the Funds and the Employees;

      m) To act without giving security for his administration in any place or country, notwithstanding anything to the contrary in any law of this or any foreign country.

5.2 The Custodian shall be entitled, in the event of the Funds, or any portion thereof, becoming liable or subject to income tax, succession duties, probate duties, probate fees, inheritance tax, estate taxes, or any similar taxes, duties, fees or imposition to pay out of the Funds and/or the Income, the amount of such taxes, duties, fees or imposition and for such purposes to sell such portion of the investments representing the Funds as may be necessary and to charge any monies so paid in such manner as he deems proper.

5.3 In order to make payment of the Employee's Pro Rata Share and/or the Employee's Pro Rata Income, the Custodian considers it necessary to surrender, demand payment of, or otherwise dispose of any investment before the term thereof, then the Custodian

                                                                              7.


shall have full power and authority so to act. He shall have no liability for any loss of interest or capital in so acting.


6.          Administration of Custodian

6.1 The Custodian and his agents or attorneys shall not be liable for any error in judgment but only for his willful defaults and misconduct. In particular, and without in any way limiting the generality of the foregoing, the Custodian shall not be liable for any payments if made in good faith and without knowledge of the happening of an event or a change in conditions which would affect such payments.

6.2 The Custodian shall be entitled to be reimbursed from the Funds for reasonable disbursements incurred hereunder.

6.3 In respect of any investment effected by the Custodian hereunder, the Custodian shall be, at all times, at liberty to register his holdings in his own name or that of a nominee or nominees without the necessity of disclosing either his capacity or the nature of the Plan.

6.4 The Custodian is authorized in the discharge of his duties to employ such counsel, solicitors, investment advisers, accountants, valuators, surveyors, brokers and other professional or expert advisers, as he deems advisable and to determine the amount of their reasonable compensation and to reimburse them for reasonable expenses incurred from the Funds, and shall be entitled to act on the advice of or on the information obtained from such persons.

6.5 The Custodian may further pay and discharge from and out of the Income or the Funds appropriate fees as well as such reasonable and necessary expenses incurred in connection with the investment of the Funds or any part thereof.

6.6 The Custodian shall be entitled, while he continues to act as a Custodian hereunder, to receive a reasonable remuneration for his services and responsibility relating hereto. In addition, any Custodian being a banker, solicitor, accountant or professional custodian or member of a firm or company who or whose firm or company is employed or entitled to be paid for his or its services, or for those of the firm or company, shall be entitled to payment for the services rendered in connection with this agreement.

6.7 The Custodian in performing any act hereunder, shall be entitled to rely upon any affidavit, certificate, letter, notice, telegram or other paper or document believed by the Custodian to be genuine and upon any information or evidence believed by the Custodian to be sufficient.


7.          Accounts

7.1 The Custodian shall keep or cause to be kept accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Board of Directors of either of the Employers at all reasonable times. Not later than one hundred and fifty (150) days after the end of each calendar year and within one hundred and fifty (150) days after the effective date of the removal or resignation of the Custodian, the Custodian shall

                                                                              8.


file or cause to be filed with the Employers a written report setting forth all investments, receipts, disbursements and other transactions effected by the Custodian from the date of the prior such report to the close of the calendar year, or the date of removal or resignation of the Custodian, as the case may be. Such report shall contain an exact description of all securities and investments held at the close of the calendar year or the effective date of such removal or resignation of the Custodian, as the case may be, and the cost of each item thereof, as carried on the books of the Custodian. Upon the expiration of one hundred and eighty (180) days from the date of filing such report, the Custodian, including a custodian who has resigned or was removed, shall be forever released and discharged from any liability or accountability to any one as respects the propriety of the Custodian's acts or transactions shown on such reports, except with respect to any such acts or transactions as to which the Employers shall within such one hundred and eighty (180) days file with the Custodian a written statement claiming fraud or bad faith on the part of the Custodian; and neither the Employers nor any other persons shall have the right to demand or be entitled to any further or different accounting by the Custodian.

7.2 The accounts, books and records kept by the Custodian in accordance with the provisions of article 7.1 hereof, may only be reviewed by an Employee insofar as relates to the Employee's Pro Rata Share and the Employee's Pro Rata Income and the Custodian shall not be required to disclose or make available to any Employee the accounts, books and records or any other information in his possession pertaining to the Pro Rata Share and Pro Rata Income of any other Employee.


8.          Removal or Resignation of Custodian

8.1 The Custodian may be removed by resolution of the Board of Directors of one of the Employers upon delivery to him of a certified copy of such resolution. The Custodian may further resign as Custodian, upon notice to that effect delivered to both the Employers. Such removal or resignation shall become effective upon the date specified in such resolution or such notice, as the case may be, which shall not be less than fifteen (15) days subsequent to the delivery of such certified copy of resolution or such notice. A successor Custodian, upon accepting such appointment, shall become vested with the same powers, duties, privileges and immunities as if such Custodian had been originally named in this Plan as a custodian. In case of the removal, resignation, death or inability to serve as a Custodian, said Custodian, or his personal representative, shall forthwith turn over to the succeeding Custodian all accounts and records in such Custodian's possession and shall execute such instruments as may be necessary to terminate his custody. No bond shall be required of the Custodian named in this Plan or any of the Custodian's successors.

8.2 Each successor Custodian may accept as complete and correct and may rely upon any accounting which shall have been made by or on behalf of any Custodian hereunder prior to the date upon which such successor Custodian shall have qualified as a Custodian under this agreement, and may rely upon any statement or representation made by any Custodian then or theretofore acting hereunder as to the assets comprising the Funds or the Income or as to any other fact bearing upon the prior administration of the Plan; and such successor Custodian shall not be subject to any liability by reason of having accepted and relied upon such accounting, statement or representation in case it is subsequently established that the same was incomplete, inaccurate or untrue. No successor Custodian hereunder shall be subject to any liability or responsibility with respect to any act or omission of any other Custodian, nor shall any successor Custodian have any duty to enforce or to see to enforce any

                                                                              9.


claims of any kind against any predecessor Custodian on account of or in connection with any act or omission of any Custodian hereunder.


9.          Termination of Plan

            The Plan and this agreement shall terminate at such time as all of the Employee's Pro Rata Share and the Employee's Pro Rata Income shall have been distributed to the Employees in accordance with the terms hereof, and after payment of all expenses and adjustments deemed necessary by the Custodian, as the Custodian in his sole and absolute discretion shall determine.


10.         Nature of Plan

10.1 It is intended that this Plan shall be construed so as to qualify as and constitute an "Employee Benefit Plan" in accordance with the provisions of the Income Tax Act of Canada.

10.2 It is hereby declared that this Plan and this agreement do not constitute an "Employee Trust" as such term is defined in the Income Tax Act of Canada.


11.         General

11.1 Save as set forth herein, no payments or distributions shall be required to be made by the Custodian.

11.2 In the event that any provision or part of any provision hereunder shall be held invalid by any court of competent jurisdiction, such provision or part thereof shall be deemed to be severed from this deed and not to form part thereof for the purposes only of the particular proceedings or judgment without invalidating any other provisions hereof, which provisions shall remain in full force and effect.

11.3 Words used in the singular include the plural and vice versa; the masculine gender shall include the feminine and neuter genders and vice versa.

11.4 This agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

11.5 The preamble to this agreement shall form part hereof as though recited herein at length.

11.6 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns.

11.7 The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention, ainsi que de tous documents executes,

                                                                             10.



avis donnes et procedures judiciaires intentees, directement ou indirectement, a la suite de ou relativement a la presente convention.

            AND THE PARTIES HERETO have signed on the date and at the place first hereinabove mentioned.

                                        CDC LIFE SCIENCES INC.
                                        Per:

                                        /s/ M. F. Ankcorn
                                        ---------------------------------


                                        BIO-RESEARCH LABORATORIES INC.
                                        Per:

                                        /s/ M. F. Ankcorn
                                        ---------------------------------




                                        /s/ STUART H. COBBETT
                                        ---------------------------------
                                        STUART H. COBBETT

                                   SCHEDULE A









                               MICHAEL F. ANKCORN